Exhibit 10.1.2

AMENDMENT TO
EMPLOYMENT AGREEMENT

This Amendment, dated as of September 16, 2020 (“Amendment”), is an amendment to the Employment Agreement, dated August 14, 2020 (the “Agreement”), between TransEnterix Canada, Inc., an Ontario corporation (“TransEnterix”) and Shameze Rampertab, an individual (the “Executive”). Defined terms used in this Amendment without definition have the meanings set forth in the Agreement.

BACKGROUND

TransEnterix has agreed to provide the cash compensation due to the Executive under the Agreement in Canadian dollar equivalents for the employment services to be provided under the Agreement.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.     Cash Compensation. Beginning with the Effective Date, TransEnterix shall pay all cash compensation under Sections 3(a) of the Agreement in Canadian dollars at a fixed exchange ratio of $1.325 Canadian dollars for each U.S. Dollar owed to him, which is based on the exchange rate on the Agreement’s original execution date. TransEnterix and the Executive agree to monitor the exchange ratio and to make adjustments to the exchange ratio used during the Term of the Agreement in order to prevent undo benefit to either party. The exchange ratio shall be adjusted each time there is an adjustment to Executive’s base salary. TransEnterix shall pay any incentive cash compensation under Section 3(b) of the Agreement with an exchange ratio equal to the exchange rate on the date the incentive cash compensation is approved by the Compensation Committee.

2.     Entire Agreement. All other terms and provisions of the Agreement remain in full force and effect, except as modified by this Amendment. In the event of a conflict between this Amendment and the Agreement, this Amendment shall control.

[Signatures on the next page.]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

EXECUTIVE:

/s/ Shameze Rampertab

Shameze Rampertab

COMPANY:

TRANSENTERIX CANADA, INC.

By: /s/ Anthony Fernando

Name: Anthony Fernando
Title: Chief Executive Officer

2